UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ATTIS INDUSTRIES INC.
(Name of Registrant as Specified In Its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Attis Industries Inc.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(678) 580-5661

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934

APPROXIMATE DATE OF MAILING: June 5, 2018

To the Holders of Common Stock of Attis Industries Inc.:

This Information Statement is first being mailed on or about June 5, 2018 to the holders of record of the outstanding common stock, $0.025 par value per share (the “Common Stock”) of Attis Industries Inc., a New York corporation (the “Company”), as of the close of business on May 24, 2018 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholders holding 53.4%  of the voting equity. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and holders of the Company’s preferred stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock:

shareholders’ approval of an amendment to the Company’s Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 150,000,000 as provided for herein (the “Increase in Authorized Shares”).

On May 25, 2018, one shareholder, holding 53.4% of the votes of the outstanding shares of Common Stock, based on ownership of 1,034,437 shares of Common Stock and 51 shares of Series A Preferred Stock, consented in writing to the matters described herein. As a result, these matters were approved by the majority required by law and no further votes will be needed.

The enclosed information statement contains information pertaining to the matter acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.attisind.com.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the New York Business Corporation Law.

By Order of the Board of Directors,

/s/ Jeffrey Cosman

Jeffrey Cosman

Chief Executive Officer, Chairman

June 5, 2018

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ATTIS INDUSTRIES INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Attis Industries Inc.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(678) 580-5661

INFORMATION STATEMENT

(Definitive)

June 5, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of May 24, 2018 (the “Record Date”) of common stock, par value $0.025 per share (the “Common Stock”), of Attis Industries Inc., a New York corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stockholders of the following:

On May 25, 2018, the Company received a written consent in lieu of a meeting by the holders of 53.4% of the voting power of the Common Stock, including shares of preferred stock (the “Majority Stockholder”) authorizing the following action:

●	shareholders’ approval of an amendment to the Company’s Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 150,000,000 as provided for herein (the “Increase in Authorized Shares”).

On May 8, 2018, the Company’s Board of Directors (the “Board”) approved the Increase in Authorized Shares and recommended for approval to the Majority Stockholder the Shareholder Approval.

On May 25, 2018, the Majority Stockholder approved the Shareholder Approval by written consent in lieu of a meeting in accordance with the New York Business Corporations Act.  Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock, warrant holders and holders of the Company’s preferred stock on or about June 5, 2018.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the number of shares of Series A Preferred held by the Majority Stockholders, the total number of votes that the Majority Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Jeffrey Cosman	1,358,660	51	22,629,213	22,629,213	53.4%
TOTAL	1,358,660	51	22,629,213	22,629,213	53.4%

ACTIONS: SHAREHOLDERS’ APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 75,000,000 TO 150,000,000 AS PROVIDED FOR HEREIN.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder.

The Shareholder Approval will become effective on the date that is twenty (20) calendar days after the mailing of this information statement.

We currently expect that such effective date will be on or about June 25, 2018.

1

INTERESTS OF CERTAIN PERSONS IN MATTERS ACTED UPON

The Company’s current controlling shareholder, Jeffrey S. Cosman, is the holder of 1,034,437 shares of Common Stock, and 51 shares of Series A Preferred Stock, or approximately 53.4% of the shares of Common Stock currently issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 24, 2018, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, Series A preferred stock, Series D preferred stock and Series E preferred stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 17,786,298 shares of Common Stock outstanding as of May 24, 2018. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of May 24, 2018. In addition, as of May 24, 2018, 51 shares of Series A Preferred Stock, 106,950 shares of Series D Preferred Stock, 223,950 shares of Series E Preferred Stock and 2,500 shares of Series F Preferred Stock were outstanding. We did not deem such options or shares of Preferred Stock outstanding, however, for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Attis Industries Inc., 12540 Broadwell Road, Suite 210, Milton, GA 30004.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially		Percent of Class	Series A Preferred Stock Owned Beneficially	Percent of Class	Series D Preferred Stock Owned Beneficially	Percent of Class	Series E Preferred Stock Owned Beneficially	Percent of Class	Series F Preferred Stock Owned Beneficially	Percent of Class Owned Beneficially
Named Executive Officers and Directors
Jeffrey S. Cosman, Chief Executive Officer, Chairman	1,358,660	(1)	7.63%	51	100.00%	―	―	―	―	—	—
Chris Diaz, Chief Financial Officer	―		―	―	―	―	―	―	―	—	—
Joseph Ardagna, Director	21,583	(4)	*	―	―	―	―	―	―	—	—
Jackson Davis, Director	21,583	(4)	*	―	―	―	―	―	―	—	—
Thomas Cowee, Director	21,583	(4)	*	―	―	―	―	―	―	—	—
All directors and officers as a group (5 persons)	1,423,409		8.0%	51	100.00%	―	―	―	―	—	—
5% or greater shareholders
Clayton Struve 175 W. Jackson Blvd., Suite 440 Chicago, IL 60604(3)	1,794,927		10.59%	―	―	97,850	91.49%	150,000	64.24%	—	—
D-Beta One EQ, Ltd. 1012 Springfield Ave. Mountainside, NJ 07092	―		―	―	―	―	―	50,000	21.41%	—	—
Intracoastal Capital LLC 245 Palm Trail Delray Beach, Florida 33483 (5)	9,351		* %	—	—	—	—	—	—	566	22.2%
Walter H. Hall, President, Chief Operating Officer and Director	1,031,260	(6)	5.74	―	―	―	―	―	―		―
Total	2,835,538		16.33%	51	100.00%	97,850	91.49%	200,000	85.65%	566	22.2%

* Less than 1%

(1)	Includes 1,560 shares of the Common Stock of the Company issued to Rush the Puck, LLC, a limited liability company in which Mr. Cosman and his wife are the sole members and 20,000 shares of the Common Stock of the Company issued, in the aggregate, to four limited liability companies in which Mr. Cosman is the manager. Includes 302,663 warrants to purchase Common Stock at an exercise price of $5.16 per share. Does not reflect voting power conferred by ownership of Series A Preferred Stock.

2

(2)	Excludes 3,750 non-employee options to purchase Common Stock at $20 per share.

(3)	Includes 181,598 warrants to purchase Common Stock at an exercise price of $5.16 per share; does not include (i) 978,500 shares of Common Stock underlying shares of Series D Preferred Stock, which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (ii) 1,100,000 shares of Common Stock underlying shares of Series E Preferred Stock, the conversion terms of which are subject to the Shareholder Approval and which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (iii) 1,467,750 warrants to purchase Common Stock at an exercise price of $1.44 per share, which cannot be exercised prior to March 9, 2018 and which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares; and (v) 1,650,000 warrants to purchase Common Stock at an exercise price of $1.20 per share, which cannot be exercised prior to April 18, 2018 and which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares.

(4)	Excludes 3,750 non-employee options to purchase Common Stock at $20.00 per share.

(5)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. As of the close of business on May 7, 2018, each of Mr. Kopin and Mr. Asher may have been deemed to have beneficial ownership of 1,899,450 shares of Common Stock which consisted of (i) 9,351 shares of Common Stock held by Intracoastal, (ii) 591,021 shares of Common Stock issuable upon conversion of 10,000 shares of Series F Preferred Stock of the Issuer issued to Intracoastal at the closing of the transactions contemplated by the SPA (the “Series F Preferred Stock”), (iii) 1,182,042 shares of Common Stock issuable upon exercise of a warrant held by Intracoastal (“Intracoastal Warrant 1”) and (iv) 117,036 shares of Common Stock issuable upon exercise of a second warrant held by Intracoastal (“Intracoastal Warrant 2”), and all such shares of Common Stock in the aggregate represent beneficial ownership of approximately 9.99% of the Common Stock, based on (1) 17,123,416 shares of Common Stock outstanding as of April 16, 2018 as reported to the Reporting Persons by the Issuer, plus (2) 591,021 shares of Common Stock issuable upon conversion of 10,000 shares of Series F Preferred Stock, (3) 1,182,042 shares of Common Stock issuable upon exercise of Intracoastal Warrant 1 and (4) 117,036 shares of Common Stock issuable upon exercise of Intracoastal Warrant 2. The foregoing excludes (I) 170,087 shares of Common Stock issuable upon exercise of Intracoastal Warrant 2 because Intracoastal Warrant 2 contains a blocker provision under which the holder thereof does not have the right to exercise Intracoastal Warrant 2 to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the Common Stock, (II) 258,994 shares of Common Stock issuable upon exercise of a third warrant held by Intracoastal (“Intracoastal Warrant 3”) because Intracoastal Warrant 3 contains a blocker provision under which the holder thereof does not have the right to exercise Intracoastal Warrant 3 to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the Common Stock, (III) 150,000 shares of Common Stock issuable upon exercise of a fourth warrant held by Intracoastal (“Intracoastal Warrant 4”) because Intracoastal Warrant 4 contains a blocker provision under which the holder thereof does not have the right to exercise Intracoastal Warrant 4 to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the Common Stock, (IV) 20,000 shares of Common Stock issuable upon exercise of a fifth warrant held by Intracoastal (“Intracoastal Warrant 5”) because Intracoastal Warrant 5 contains a blocker provision under which the holder thereof does not have the right to exercise Intracoastal Warrant 5 to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the Common Stock, and (V) 50,000 shares of Common Stock issuable upon conversion of 5,000 shares of Series E Preferred Stock of the Issuer (the “Series E Preferred Stock”) held by Intracoastal because the terms of the Series E Preferred Stock contain a blocker provision under which the holder thereof does not have the right to convert the Series E Preferred Stock to the extent that such conversion would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, of more than 4.99% of the Common Stock. Without such blocker provisions, each of the Reporting Persons may have been deemed to have beneficial ownership of 2,548,531 shares of Common Stock.

(6)	As of the date hereof, Mr. Hall beneficially owns 1,031,260 shares of the issued and outstanding common stock of the Issuer, comprised of: (i) 175,350 shares of common stock owned directly by Mr. Hall; and (ii) 857,910 shares, based on the assumed exercise of options having a $1.06 per share exercise price for a period of five years owned directly by Mr. Hall. Therefore, in the aggregate, Mr. Hall may cast 1,031,260 of 17,981,326 votes, equivalent to approximately 5.735%.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

3

AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION

INCREASE OF AUTHORIZED SHARES

The holder of at least a majority of the voting equity of the Company, on May 25, 2018, authorized the increase of our shares of authorized Common Stock from 75,000,000 to 150,000,000.

The holder of at least the majority of outstanding shares of our Common Stock believes that it is advisable and in the best interests of the Company and its shareholders effect an Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

THERE CAN BE NO ASSURANCE THAT A SUITABLE BUSINESS OPPORTUNITY WILL BE EFFECTED FOLLOWING THE COMPLETION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

Attached as Exhibit A and incorporated herein by reference is the text of the Restated Certificate of Incorporation (the “Restated Certificate”) as approved by the holder of at least a majority of the outstanding shares of Common Stock. The Reverse Split and Increase in Authorized Shares will be effected by filing the Restated Certificate with the Secretary of State of New York which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Reverse Stock Split and the Increase in Authorized Shares will become effective upon such filing.

EFFECTS OF AMENDMENT

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Shares
Issued and Outstanding	17,786,298	17,786,298
Authorized	75,000,000	150,000,000

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE INCREASE IN AUTHORIZED SHARES

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our shareholders or in which our shareholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Certificate of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the New York General Corporation Law in connection with the proposed amendment to our Certificate of Incorporation to effect the Increase in Authorized Shares.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Attis Industries Inc., 12540 Broadwell Road, Suite 2104, Milton, GA 30004.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

4

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Shareholder Approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Attis Industries Inc., 12540 Broadwell Road, Suite 2104, Milton, GA 30004. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jeffrey Cosman

Jeffrey Cosman

Chairman and Chief Executive Officer

Dated: June 5, 2018

5

 Exhibit A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ATTIS INDUSTRIES INC.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Attis Industries Inc. (the “Corporation”). The name under which it was originally formed is “CIP, Inc.”

SECOND: The certificate of incorporation of the Corporation (such certificate of incorporation, as amended or restated and in effect thereafter, the “Certificate of Incorporation”) was filed by the New York State Department of State on November 12, 1993.

THIRD: The Certificate of Incorporation is hereby amended as follows:

Paragraph FOURTH of the Certificate of Incorporation relating to:

Capitalization of the corporation and the designation of classes of preferred stock, pursuant to the authority granted to the Board in this Certificate of Incorporation is amended as follows, to effect the increase in the number of shares of Common Stock that the corporation is authorized to issue, without effecting in any way the number, designations, rights, or preferences of any shares of Preferred Stock:

A.	The first clause of the first sentence thereof will be deleted in its entirety and replaced with the following:

“The aggregate number of shares which the corporation shall have the authority to issue shall be One Hundred Fifty Five Million (155,000,000) shares, as follows:”

B.	Part “a.”, immediately following the first clause of the first sentence thereof, will be deleted in its entirety and replaced with the following:

“Common Stock: Of the total authorized capital stock, the corporation shall have the authority to issue One Hundred Fifty Million (150,000,000) shares having a par value of $0.025 each, which shares shall be designated “Common Stock.”

FOURTH: The certificate of amendment was authorized, pursuant to Sections 803(a) and 615(a) of the New York Business Corporation Law, by the vote of the board of directors, followed by the written consent, setting forth the action so taken, of the holders of the required outstanding shares.

/s/
Name: Jeffrey S. Cosman
Title: Chief Executive Officer

A-1